UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arrow ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 Chevy Chase Dr., Suite 100, Laurel, MD	20707
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share, of: Arrow Dow Jones Global Yield ETF	New York Stock Exchange LLC	45-4058119

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178164.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Arrow Dow Jones Global Yield ETF, a series of Arrow ETF Trust (the "Registrant") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-177651; 811-22624) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-177651; 811-22624), as filed with the Securities and Exchange Commission on November 1, 2011.

2.	Registrant’s Amendment to Certificate of Trust, incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-177651; 811-22624), as filed with the Securities and Exchange Commission on May 30, 2014.

3.	Registrant's Trust Instrument, incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-177651; 811-22624), as filed with the Securities and Exchange Commission on November 1, 2011.

4.	Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-177651; 811-22624), as filed with the Securities and Exchange Commission on May 31, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 20, 2024

Arrow Investment Trust

By: /s/ Joseph Barrato

Name: Joseph Barrato

Title: President